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                                  EXHIBIT 99.8

                        CUSTODY AGREEMENT WITH U.S. BANK

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CUSTODY AGREEMENT

    THIS AGREEMENT is executed as of the ___th day of August, 1995, between SAFECO TAXABLE BOND TRUST, a Delaware business trust ("Trust"), and U.S. BANK OF WASHINGTON, N.A., a national banking association ("Bank");

    WHEREAS, the Trust is registered with the Securities and Exchange Commission as a series type open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and has caused its shares of beneficial interest to be registered for sale to the public under the Securities Act of 1933, as amended ("1933 Act"), and various state securities laws;

    WHEREAS, the Trust may, from time to time, organize one or more series of shares, in addition to the series set forth in Exhibit A attached hereto, each of which shall represent an interest in a separate portfolio of cash, securities and other assets (all such existing and additional series now or hereafter listed on Exhibit A are referred to herein individually, as a "Series" and collectively, as "the Series,") and

    WHEREAS, the Trust desires to appoint the Custodian as custodian on behalf of the Series in accordance with the provisions of the 1940 Act and the rules and regulations thereunder, under the terms and conditions set forth in this Agreement, and the Custodian has agreed to act as custodian;

    NOW, THEREFORE, it is agreed by and between the parties hereto as follows:

    1. Appointment. The Trust on behalf of the Series hereby appoints the Bank as custodian of all of the Series' cash, securities and other assets, and the Bank hereby agrees to act as such upon the terms and conditions set forth in this Agreement.

    2. Delivery, Safe Keeping. The Trust will deliver or cause to be delivered to the Bank from time to time all cash, securities and other assets acquired by the Series from time to time during the term of this Agreement and shall specify the Series to which such cash, securities and other assets are to be allocated. The Bank shall keep safely such cash, securities and other assets as custodian for the Series and shall deposit such cash, securities and other assets with the Bank for the account of the Series.

    3. Registration of Securities. The Bank will hold stocks and other registerable portfolio securities (other than bearer securities) registered in the name of the Series, or in the name of any nominee of the Trust on behalf of the Series, or in the name of any nominee of the Bank, or in the name or nominee name of any sub-custodian or agent appointed under paragraph 4 for whose fidelity and liabilities the Bank shall be fully responsible, or in street certificate form, so-called, with or without any indication of fiduciary capacity. Unless otherwise instructed by the Trust, the Bank will register all such portfolio securities in the name of its authorized nominee. In any event, all such securities and other assets shall be held in an account of the Bank containing only assets of a Series, or only assets held by the Bank as a fiduciary or custodian for customers, and provided further, that the records of the Bank shall indicate at all times the Series or other customers for which such securities and other assets are held in such account and their respective interests therein. The Trust agrees to hold the Bank and its nominee harmless for any liability as a record holder of securities held in custody.

    4. Custody of Moneys or Securities/Appointment of Sub-custodians and Agents. Notwithstanding any other provisions of this Agreement, all or any of
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the cash, securities or other assets of a Series may be held in the Bank's custody, provided, however, that the Bank may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a sub-custodian or its agent to carry out such of the provisions of this Agreement as the Bank may from time to time direct. The appointment of any sub-custodian or agent shall not relieve the Bank of its responsibilities or liabilities hereunder. Neither the Bank nor any sub-custodian or agent shall be entitled to reimbursement by Trust or the Series for any fees or expenses of any sub-custodian or agent.

    5. Deposit of Trust Assets in Securities Systems. Upon order of the Trust on behalf of any Series, the Bank may deposit and/or maintain securities owned by a Series in a clearing agency registered with the Securities and Exchange Commission ("SEC") under Section 17A of the Securities Exchange Act of 1934, as amended, which acts as a securities depository (or other entities which may be otherwise authorized by the SEC to serve in the capacity of depository or clearing agent for the securities or other assets of investment companies), or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities Systems" in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

    (a) The Bank may keep securities of the Series in a Securities System provided that such securities are represented in an account ("Account") of the Bank in the Securities System which shall not include any assets of the Bank other than assets held as a fiduciary, custodian or otherwise for customers;

    (b) The records of the Bank with respect to securities of the Series that are maintained in a Securities System shall identify by book-entry those securities belonging to the Series;

    (c) The Bank shall pay for securities purchased for the account of the Series upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of the Series. The Bank shall transfer securities sold for the account of the Series upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Bank to reflect such transfer and payment for the account of the Series. Copies of all advice from the Securities System of transfers of securities for the account of the Series shall identify the Series, be maintained for the Series by the Bank and be provided to the Trust at its request. Upon request, the Bank shall furnish the Trust on behalf of the Series confirmation of each transfer to or from the account of the Series in the form of a written advice or notice and shall furnish to the Trust on behalf of the Series copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Series;

    (d) The Bank shall provide the Trust for the Series with any report obtained by the Bank on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

    (e) The Bank shall exercise reasonable care and diligence in the use of the Securities System on behalf of the Trust and the Series. The Bank shall be liable to the Trust for the benefit of the
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    Series for any loss or damage to the Series resulting from use of the
    Securities System by reason of any negligence, misfeasance or misconduct of the Bank or any of its agents, or of any of the Bank's or any of its agent's employees, or from failure of the Bank or any such agent to enforce effectively such rights as it may have against the Securities System. At the election of the Trust, it shall be entitled to be subrogated to the rights of the Bank with respect to any claim against the Securities System or any other person which the Bank may have as a consequence of any such loss or damage if and to the extent that the Series has not been made whole for any such loss or damage.

    6. Segregated Account. The Bank shall upon order of the Trust on behalf of each applicable Series establish and maintain a segregated account or accounts for and on behalf of each such Series, into which account or accounts may be transferred cash, securities, and/or other assets, including securities maintained in an account by the Bank pursuant to paragraph 5 hereof, (i) for the purposes of compliance by the Series with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (ii) for other proper corporate purposes, but only, in the case of clause (ii), upon receipt of, in addition to an order of the Trust on behalf of the applicable Series, a writing signed by any two individuals whose names and signatures are covered by the most recent letter provided to the Bank as provided in paragraph 12 setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

    7. Purchases of Securities. Upon the order of the Trust on behalf of the Series, the Bank shall receive all securities purchased for the account of the Trust and make payment according to the terms of the order insofar as funds are available.

    8.   Sale and Delivery of Securities.

    (a) Upon the order of the Trust on behalf of the Series, the Bank shall make delivery of securities held by it as custodian or held in a Securities System account of the Bank which have been sold by the Trust. Such delivery shall be made upon payment in a manner satisfactory to the Bank of the amount specified in said order. The Bank shall also deliver such securities as may be called, redeemed, retired or otherwise become payable.

    (b) Subparagraph (a) shall not prevent the Bank from making:

          (i) Delivery of securities for examination to the broker selling the same in accord with the "street" delivery custom whereby such securities are delivered to such broker in exchange for a delivery receipt exchanged on the same day for an uncertified check of such broker to be presented on the same day for certification;

         (ii) Delivery of securities as collateral on borrowing effected by the Trust or any Series; and

        (iii) Delivery of securities owned by the Trust or any Series as a redemption in kind of securities issued by the Trust or any Series.

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    9.   Collections.

    (a) On a timely basis, the Bank shall: (i) collect, receive and hold on deposit for the account of the appropriate Series, all income and other payments with respect to the securities held by it on behalf of a Series as custodian;
(ii) advise the Trust once each business day of such receipts; (iii) execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with the collection of bond and note coupons; (iv) present for payment all coupons and all other income items requiring presentation, present for payment all securities which have become payable at maturity, upon call for redemption or otherwise; (v) endorse for collection checks, drafts or other negotiable instruments; and (vi) do all other things which may be necessary or proper in connection with the receipt and collection of any such item.

    (b) The Bank shall not be under any obligation or duty to take action to effect collection of any amount, if the securities upon which such amount is payable are in default and payment is refused after due demand or presentation. The Bank will, however, notify the Trust of such default and refusal to pay.

    10.  Disbursements.

    (a) Notwithstanding anything contained elsewhere in this Agreement to the contrary and subparagraphs (b) and (c) below, the Bank shall deliver funds of the Trust only upon the purchase of securities by the Trust on behalf of the Series.

    (b) Upon the order of the Trust for the Series, the Bank shall make cash disbursements for the account of the Trust and any Series insofar as funds are available for such disbursements, for the payment of taxes, expenses and liabilities including, without limitation:

          (i) Management fees payable under any management agreement with SAFECO Asset Management Company (or its successors) or any other person selected to serve as an investment adviser to the Trust or any Series.

         (ii) Compensation payable by the Trust or any Series to any person, firm or corporation, including compensation payable to the Bank under this Agreement.

        (iii) Cash dividends or distributions for any Series declared by the Board of Trustees of the Trust.

    (c) Without the order of the Trust, the Bank may make cash disbursements for non-discretionary ministerial items, including but not limited to expenses in handling securities, stamp taxes, reimbursement of the Bank for its out-of-pocket expenses incurred in the performance of its duties hereunder and other similar items in connection with its duties under this Agreement. The Bank shall advise the Trust once each business day of disbursements so made.

    11. Redemption and Repurchase of Shares of the Trust. From such funds as may be available for the purpose but subject to the limitations of the Trust Instrument and any applicable votes of the Trust's Board of Trustees pursuant to the Trust Instrument, the Bank shall, upon receipt of instructions from a Series' transfer agent, make funds available for payment to shareholders who have delivered to the transfer agent a request for redemption

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or repurchase of their shares. If payment is to be made in kind, the instructions must be accompanied by a certified copy of a resolution of the Trust's Board of Trustees authorizing redemptions in kind. In connection with the redemption or repurchase of shares of a Series, the Bank is authorized upon receipt of instructions from the transfer agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of shares of any Series, the Bank shall honor checks drawn on the Bank by a shareholder, which checks have been furnished by the Trust to the shareholder, when presented to the Bank in accordance with such procedures and controls as are mutually agreed upon from time to time between the Trust and the Bank.

    12.  Orders of the Trust.

    (a) Except in the case of non-discretionary ministerial acts, and as otherwise specifically provided in this Agreement, all action to be taken by the Bank as custodian shall be taken upon the order of the Trust on behalf of the Series. An "order" of the Trust on behalf of the Series shall consist of written instructions with respect to a specified transaction, or transactions, which instructions shall be signed by any two individuals whose names and signatures are covered by the most recent letter addressed to the Bank setting forth such names and signatures and signed by the President or Treasurer and Secretary or Assistant Secretary of the Trust. An "order" of the Trust may also consist of trade affirmations entered on an institutional delivery system by representatives on behalf of the Trust. Such representatives will not affirm trades on this Institutional Delivery system unless the transactions have been signed by two authorized signers. An "order" may also consist of oral instructions in the case of purchases and sales of shares of registered investment companies by any Series, but only if the Bank reasonably believes such instructions to have been provided by a person authorized to give such instructions for the transaction involved and if such instruction is transmitted and received in accordance with any procedures acceptable to both the Fund and the Bank. Oral instructions shall not be accepted by the Bank for any other type of transaction.

    (b) Notwithstanding anything to the contrary contained in the Agreement, no person authorized to give an "order" as described in the preceding paragraph, Trustee, officer, employee or agent of the Trust shall have physical access to the assets of any Series held by the Bank nor shall the Bank deliver any assets of a Series for delivery to an account of such person; provided, however, that nothing in this sub-paragraph (b) shall prohibit the Trust's independent certified public accountant from examining or reviewing the assets of the Series held by the Bank.

     13. Forwarding of Information and Proxies. The Bank will forward promptly to the Trust for each Series all information or documents which it may receive with respect to any securities held by a Series under this Agreement, including all forms of proxy, proxy statements, notices, reports and other financial information. Neither the Bank nor its nominee shall vote any of the securities or authorize the voting of any securities or give any consent or take any other action with respect thereto, except as otherwise provided herein, unless directed to do so upon order of the Trust on behalf of any Series.

    14. Reorganization or Liquidation, Etc. of the Trust. In the case of the following transactions not in the ordinary course of business, namely, the merger or consolidation of the Trust and another investment company, the sale by the Trust of all, or substantially all, of its assets or the assets of a Series to another investment company, or the liquidation or dissolution of the

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Trust or a Series and distribution of the assets, the Bank shall deliver the securities held by it under this Agreement and disburse cash only upon the order of the Trust and upon receipt of opinion of counsel satisfactory to the Bank (who may be counsel for the Trust) to the effect that all necessary corporate action therefore has been taken, or, concurrently with the Bank's action will be taken.

    15. Compensation. Each Series shall pay to the Bank compensation for its services under this Agreement in accordance with the attached schedule of charges set forth in Exhibit C which may be amended from time to time by mutual agreement. In addition, each Series will reimburse the Bank for all out-of-pocket expenses, including taxes and other charges required to be paid by the Bank with respect to the property of each Series, incurred by the Bank in the performance of its duties hereunder.

    16. Responsibility.

    (a) In the performance of its duties under this Agreement, the Bank shall exercise reasonable care and diligence. The Bank shall be liable to the Trust for the benefit of the Series for any loss or damage to the Series resulting from any negligence, misfeasance or misconduct of the Bank or any of its sub-custodians or agents, or of any of the Bank's or any agent's employees in the performance of the Bank's duties under this Agreement.

    (b) Except as otherwise provided herein, the Bank shall not incur liability to anyone and shall be indemnified and held harmless by the Trust and the Series from and against all liability, claims, demands, actions, suits, costs or expenses (including the fees of its counsel) for anything done or suffered by the Bank in good faith in accordance with an order of the Trust or pursuant to the terms of this Agreement. The Bank may apply for and obtain the advice and opinion of counsel to the Trust or its own counsel with respect to questions of law and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Bank shall be protected in any action taken or omitted by it in reliance upon any order, notice, request, certificate or other instrument reasonably believed by it to be genuine.

    (c) The Bank shall be under no duty or obligation to inquire into and shall not be liable for:

          (i) The validity of the issue of any securities purchased by or for the Trust or any Series, the legality of the purchases thereof or the propriety of the amount paid therefor;

         (ii) The legality of any sale of any securities by or for the Trust or any Series or on the propriety of the amount for which the same are sold;

        (iii) The legality of an issue or sale of any shares of the Trust or any Series or the sufficiency of the amount to be received therefor;

         (iv) The legality of the repurchase of any shares of the Trust or any Series or the propriety of the amount to be paid therefor;

          (v) The legality of the declaration of any dividend by the Trust or any Series or the legality of the issue of

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              any securities held by the Trust or any Series as a payment in kind of such dividend;

        (vi) Any property or moneys of the Trust or any Series unless and until received by it, and any such property or moneys delivered or paid by it pursuant to the terms hereof.

    (d) The Bank shall not be under any duty or obligation to ascertain whether any securities at any time delivered to or held by it for the account of a Series are such as may properly be held by a Series under the provisions of the Trust's Instrument or Bylaws, any federal or state statutes or any rule or regulation of any governmental agency.

    17. Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for purchase of securities for the account of a Series is made by the Bank in advance of receipt of the securities purchased in the absence of specific written instructions from the Trust on behalf of such Series to so pay in advance, the Bank shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Bank.

    18. Records. The Bank shall with respect to each Series create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the 1940 Act, particularly Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees and agents of the Trust and employees and agents of the SEC. The Bank shall, at the Trust's request, supply the Trust with a tabulation of securities owned by each Series and held by the Bank and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Bank, include certificate numbers in such tabulations.

    19. Termination. This Agreement may be terminated at any time without penalty with respect to one or more Series by execution of any amended Exhibit A or in its entirety by written notice delivered by either party to the other. The effective date of termination shall be as specified in such notice, except that at the option of the Bank or the Trust, the effective date of the termination may be postponed to a date not more than sixty (60) days from the date of the delivery of such notice in order to give the Bank an opportunity to prepare for the transfer of the Trust or any Series' assets or to give the Trust or any Series an opportunity to make suitable arrangements for a successor custodian. Upon termination of this Agreement, the Bank shall deliver at its office all cash, securities and other assets held by it in accordance with paragraph 20.

    20. Successor Custodian.

    (a) If a successor custodian for the Trust or one or more of the Series shall be appointed by the Trust's Board of Trustees, the Bank shall, upon termination, deliver to such successor custodian at the office of the Bank all cash and other assets of the Trust then held by it hereunder and, in the case of securities, duly endorsed and in the form for transfer, all securities of each applicable Series then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Series held in a Securities System. The Bank shall take all reasonable steps to assist in the transfer of the cash, securities and other

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assets of the applicable Series to the successor custodian.

    (b) If no such successor custodian shall be appointed, the Bank shall, in like manner, upon receipt of a certified copy of a vote of the Trust's Board of Trustees, deliver at the office of the Bank and transfer such cash, securities and other assets in accordance with such vote.

    (c) In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Bank on or before the date when such termination shall become effective, then the Bank shall have the right to deliver to a bank or trust company of its own selection (which is a "bank" as defined in the 1940 Act) doing business in Seattle, Washington, and having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than the amounts required by the 1940 Act, all cash, securities and other assets held by the Bank on behalf of each applicable Series and all instruments held by the Bank relative thereto and all other property held by it under this Agreement on behalf of each applicable Series and to transfer to an account of such successor custodian all the securities of each such Series held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Bank under this Agreement.

    (d) In the event that cash, securities and other assets remain in the possession of the Bank after the date of termination hereof owing to failure of the Trust to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Bank shall be entitled to fair compensation for its services during such period as the Bank retains possession of such cash, securities and other assets and the provisions of this Agreement relating to the duties and obligations of the Bank shall remain in full force and effect.

    21. Notices. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto shall be sufficiently given if addressed to such party and mailed (postage prepaid) or delivered to it at its office at the address set forth below, namely:

     In the case of the Trust:

          SAFECO Taxable Bond Trust
          Attn:  David F. Hill, President
          SAFECO Plaza
          Seattle, Washington  98185

     and

     In the case of the Bank:

          U.S. Bank of Washington, N.A.
          Attn:  Trust Operations Department
          1414 Fourth Avenue
          Seattle, Washington  98101

or at such other place as such party may from time to time designate in writing.

    22. Bank representation. The Bank represents that it does meet, and will continue to meet at all times that this Agreement is in effect, the requirements of the rules and regulations promulgated pursuant to Section

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17(f) of the 1940 Act.

    23. Limitation of Liability. The Bank is hereby expressly put on notice of
(i) the limitation of shareholder, officer and trustee liability as set forth in the Trust Instrument of the Trust and (ii) of the provisions in the Trust Instrument permitting the establishment of separate Series and limiting the liability of each Series to obligations of that Series. The Bank hereby agrees that obligations assumed by the Trust pursuant to this Agreement are in all cases assumed on behalf of a particular Series and each such obligation shall be limited in all cases to that Series and its assets. The Bank agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Trust nor from the officers or trustees or any individual officer or trustee of the Trust.

    24. Entire Agreement. This Agreement embodies the entire Agreement between the Bank and the Trust with respect to the services to be provided by the Bank to the Trust and each Series and supersedes any prior written or oral agreement between those parties.

    25. Miscellaneous. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Bank or by the Bank without the written consent of the Trust. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument. Bank understands that the rights and obligations of each Series under the Trust Instrument are separate and distinct from those of any and all other Series.

    26. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Washington.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

Attest:                                    U. S. BANK OF WASHINGTON, N.A.

By: ________________________            By: _______________________________

Its:________________________            Its:_______________________________


Attest:                                    SAFECO TAXABLE BOND TRUST

___________________________             By: ________________________________
Neal A. Fuller                              David F. Hill
Assistant Secretary                         President

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                                   EXHIBIT A

                            SAFECO TAXABLE BOND TRUST

The SAFECO Taxable Bond Trust consists of the following Series:

1        SAFECO Intermediate-Term U.S. Treasury Fund
2.       SAFECO GNMA Fund
3.       SAFECO High-Yield Bond Fund




As of 8/7/95

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                                    EXHIBIT B

                            SAFECO TAXABLE BOND TRUST
                                    ALL FUNDS

                             PROCEDURES FOR CONTROL

                     Securities Held by Nominee Puget & Co.

1. All securities held in safe keeping at U.S. Bank of Washington, N.A., main office, will be in the name of the nominee, Puget & Co.

2. Instructions from the Trust on behalf of a Series or SAFECO Asset Management Company, the investment adviser to the Trust, relative to the purchase and sale of securities will be in written form on a "Transaction Advice" form.

3. All accounting documents, minutes, bank records, and instructions to brokers will identify the real ownership of securities being bought or sold and of interest and dividends received.

4. Certificates for shares of stock and par value of bonds will be in lots which will permit the physical separation of the securities according to their real ownership. U.S. Bank of Washington, N.A. will maintain such a physical separation.

5. Proceeds on securities sold and dividends or interest received in the name of Puget & Co. will be collected by U.S. Bank of Washington, N.A., main office. On the business day of receipt of such proceeds the bank will credit the custodial account of the Trust with the total amount of such proceeds, dividends or interest and will specifically identify all collections on the statement of the Trust's account.

6. Payments for securities purchased will be made from the Trust's custodial account upon delivery of the securities.



As of 8/7/95

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                                   EXHIBIT C

                            SAFECO TAXABLE BOND TRUST
                                    ALL FUNDS

                                 ---------------


Schedule of Custodian Fees with U.S. Bank of Washington, N.A.


         Annual Base Fee Per Fund                           $ 1,000
                                                            -------

         Annual Holding Fee Per Security                    $ 75.00
                                                            -------

         Security Transactions                              $ 20.00
                                                            -------

         Incoming Wires                                     $ 15.00
                                                            -------

         Outgoing Wires                                     $ 20.00
                                                            -------

         Administration - if applicable                     $ 50.00 per hour
                                                            -------
         Out of Pocket Expenses (Postage,                   As Incurred
         insurance, long distance calls, mileage,
         photocopying)



As of 8/7/95

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